Exhibit 99.1

HomeStreet, Inc. Prices $100 Million Subordinated Notes Offering

SEATTLE – January 11, 2022 – HomeStreet, Inc. (Nasdaq: HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced the pricing of its public offering of $100 million aggregate principal amount of its 3.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The price to the public for the Notes is 100% of the principal amount of the Notes. The Notes will mature on January 30, 2032. Interest on the Notes initially will accrue at a rate equal to 3.50% per annum from and including January 19, 2022, to, but excluding, January 30, 2027, payable semiannually in arrears. From and including January 30, 2027, to, but excluding, January 30, 2032, or the earlier redemption date, interest will accrue at a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term Secured Overnight Financing Rate, or Term SOFR (as defined in the Notes), plus a spread of 215 basis points, payable quarterly in arrears.

The Notes are intended to qualify as Tier 2 capital for regulatory purposes. The Company intends to use a significant portion of the net proceeds from the Notes offering to repurchase shares of its common stock through open market purchases, with the remainder of the net proceeds used for working capital and other general corporate purposes, including support for growth of its total assets. The offering is expected to close on January 19, 2022, subject to the satisfaction of customary closing conditions.

On January 30, 2027, or on any interest payment date thereafter, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. The Company may also redeem the Notes at any time prior to their maturity, including prior to January 30, 2027, in whole, but not in part, upon the occurrence of certain specified events.

Keefe, Bruyette & Woods, A Stifel Company, is acting as lead book-running manager for the Notes offering, and Piper Sandler is acting as active book-running manager. B. Riley Securities and Wedbush Securities are acting as co-managers.

The offering of the Notes is being made by means of a prospectus supplement and an accompanying base prospectus. The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-261666) (including a base prospectus) and a related preliminary prospectus supplement dated January 11, 2022, to the base prospectus contained in the registration statement, and will file a final prospectus supplement relating to the offering of the Notes with the SEC.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the Notes may be obtained by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, the underwriters or any dealer participating in the offering will arrange to send you the base prospectus and the related prospectus supplement if you request it by contacting Keefe, Bruyette & Woods, A Stifel Company, by telephone at (800) 966-1559 or by email at USCapitalMarkets@kbw.com.

No Offer or Sale

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the base prospectus contained in the registration statement, the preliminary prospectus supplement, any free writing prospectus, or the final prospectus supplement relating thereto.

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical or current fact nor are they assurances of future performance and generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “anticipate,” “intend,” “could,” “should,” “would,” “believe,” “project,” “plan,” “goal,” “target,” “potential,” “pro-forma,” “seek,” “contemplate,” “expect,” “estimate,” “continue,” “project,” “anticipated,” “modeled” or “forecasted” or the negative thereof as well as other similar words and expressions of the future. These forward-looking statements include, without limitation, those relating to the anticipated closing date of the offering and the Company’s intended use of the net proceeds from the offering. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict as to timing, extent, likelihood and degree of occurrence, which could cause the Company’s actual results to differ materially from those anticipated in or by such statements. Potential risks and uncertainties include, but are not limited to, the Company’s ability to complete the offering and to deploy the net proceeds of the offering as the Company currently expects. The Company cautions readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company does not intend to and, except as required by applicable law, disclaims any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, unless required to do so under applicable securities laws.

Contacts:

Executive Vice President and Chief Financial Officer:

HomeStreet, Inc.

John Michel (206) 515-2291

john.michel@homestreet.com

or

Media Relations:

Misty Ford, 206-876-5506

misty.ford@homestreet.com